Exhibit 1.1

[34,500,000] ordinary shares

AIRMEDIA GROUP INC.

ORDINARY SHARES, PAR VALUE US$0.001 PER SHARE

in the form of American Depositary Shares

UNDERWRITING AGREEMENT

November [    ], 2007

November [    ], 2007

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

USA

Ladies and Gentlemen:

AirMedia Group Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) 23,500,000 Ordinary Shares (as defined below), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I propose severally to sell to the several Underwriters 6,500,000 Ordinary Shares (the aggregate of 30,000,000 Ordinary Shares to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 4,000,000 Ordinary Shares, and the Selling Shareholders propose severally to sell to the Underwriters not more than an additional 500,000 Ordinary Shares (the aggregate of 4,500,000 Ordinary Shares to be sold by the Company and the Selling Shareholders is hereinafter referred to as the “Additional Shares”), if and to the extent that Morgan Stanley & Co. International plc (“Morgan Stanley”) and Lehman Brothers Inc. (“Lehman Brothers”), as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3(b) hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value US$0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are herein referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Underwriters will take delivery of the Shares in the form of American Depositary Shares (the “American Depositary Shares”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of November [•], 2007 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the American Depositary Shares. Each American Depositary Share will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares and a registration statement relating to the American Depositary Shares corresponding to the Shares. The registration statement relating to the Shares as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed abbreviated registration statements to register additional Ordinary Shares and additional American Depositary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the terms “Registration Statement” and “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

For purposes of this Agreement, “preliminary prospectus” means each prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.

Morgan Stanley has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company conducts substantially all of its operations and generates substantially all of its revenue through (i) Broad Cosmos Enterprises Ltd. (“Broad Cosmos”), its wholly-owned subsidiary organized and existing under the laws of the British Virgin Islands, (ii) AirMedia International Ltd. (“AM International”), its wholly-owned subsidiary organized and existing under the laws of the British Virgin Islands, (iii) Air Media (China) Limited (“AM China”), its wholly-owned subsidiary organized and existing under the laws of the Hong Kong Special Administrative Region, (iv) AirMedia Technology (Beijing) Co., Ltd. (“AM Technology”), its wholly-foreign owned enterprise organized and existing under the laws of the People’s Republic of China (the “PRC”), (v) Shenzhen AirMedia Information Technology Co., Ltd. (“Shenzhen AM”), its wholly-foreign owned enterprise organized and existing under the laws of the PRC, (Shenzhen AM, together with Broad Cosmos, AM International, AM China, and AM Technology, each a “Subsidiary” and collectively the “Subsidiaries”), (vi) Beijing Shengshi Lianhe Advertising Co., Ltd. and its subsidiaries (“Shengshi Lianhe”), an affiliate organized and existing under the laws of the PRC, (vii) Beijing AirMedia Advertising Co., Ltd. and its subsidiaries (“AM Advertising”), an affiliate organized and existing under the laws of the PRC, (viii) Beijing AirMedia UC Advertising Co., Ltd. and its subsidiaries (“AirMedia UC”), an affiliate organized and existing under the laws of the PRC, (ix) Beijing Aiyike Experiencing Information & Technology Co., Ltd. and its subsidiaries (“Beijing Aiyike”), an affiliate organized and existing under the laws of the PRC, (x) Beijing AirMedia Film and Television Culture Co., Ltd. and its subsidiaries (“AirMedia Culture”), an affiliate organized and existing under the laws of the PRC, and (xi) AirTV United Media & Culture Co., Ltd. and its subsidiaries (“AirTV United”, together with Shengshi Lianhe, AM Advertising, AirMedia UC, Beijing Aiyike and AirMedia Culture, the “PRC Affiliate Companies”), (the PRC Affiliate Companies, together with the Company and the Subsidiaries, each a “Group Company” and collectively the “Group Companies”), all as described in the Prospectus.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(b) The Registration Statement and the ADS Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(c) (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, Time of Sale Prospectus or Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(d) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(f) The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, the earnings, business or operations, or on the business prospects of the Group Companies, taken as a whole (a “Material Adverse Effect”). The Memorandum and Articles of Association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(g) Other than the Subsidiaries and the PRC Affiliated Companies, the Company has no other direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Each Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and its business licenses are in full force and effect; all of the issued shares of capital stock of each

Subsidiary have been duly and validly authorized and issued, are owned directly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims (each a “Lien”). None of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each Subsidiary comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(h) Each of the PRC Affiliated Companies has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, and its business licenses are in full force and effect. The Memorandum and Articles of Association and other constitutive documents of each of the PRC Affiliated Companies comply with the requirements of applicable PRC law and are in full force and effect. Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, all of the registered capital of or equity interests in each of the PRC Affiliated Companies, except Beijing Aiyike, have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly by Herman Man Guo, Qing Xu, Xiaoya Zhang, Zhenyu Wang, Peng Hao, Jianghua Song, Dongmei Li, Shengshi Lianhe, AM Advertising and Beijing Dalu Culture Media Co., Ltd., as the case may be, in the amount set forth in the Registration Statement, Time of Sale Prospectus and Prospectus, and, except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, are free and clear of any Lien. Each of Herman Man Guo, Qing Xu, Xiaoya Zhang, Zhenyu Wang, Peng Hao, Jianghua Song and Dongmei Li is a citizen of the PRC, and no application is pending in any other jurisdiction by his or her or on his or her behalf for naturalization or citizenship.

(i) None of the Group Companies is (i) in breach of or in default under any laws and regulations of the PRC, the Cayman Islands or any other jurisdiction, (ii) in violation of its respective Memorandum and Articles of Association or its other constitutive documents or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Group Company is a party or by which any of them may be bound, or to which any of the properties or assets of any Group Company is subject, except for such defaults that would not have a Material Adverse Effect; and (iv) none of the businesses, activities, agreements or commitments of any Group Company, current or past, is or was unauthorized or exceeds or has exceeded the business scope of its respective business licenses, except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, except in the case of the foregoing clause (i), where such breach or default would not result in a Material Adverse Effect.

(j) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, is a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or general principles of equity.

(k) The ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(l) The terms of the Deposit Agreement, the American Depositary Shares and the ADRs conform as to legal matters to the description thereof contained in the Registration Statement, Time of Sale Prospectus and Prospectus.

(m) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, Time of Sale Prospectus and Prospectus.

(n) The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(o) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(p) The Shares and the American Depositary Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares or the American Depositary Shares under the laws of the Cayman Islands, the PRC or the United States, except as described in the Registration Statement, Time of Sale Prospectus and Prospectus.

(q) None of the Group Companies has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the American Depositary Shares.

(r) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(s) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t) Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, there are (i) no outstanding securities issued by the Company convertible into, or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the capital stock of the Company, and (ii) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or direct interest in any of the Company’s Subsidiaries.

(u) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not (i) violate or conflict with any provision of applicable laws and regulations, (ii) contravene business licenses or the Memorandum and Articles of Association, the certificate of incorporation, bylaws or other constitutive documents of the Company or any other Group Companies, (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the other Group Companies is a party or by which it is bound or to which any of its property or assets is subject, or (iv) contravene, conflict with, or result in a breach or violation of, or constitute a default under, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the other Group Companies, except, in the case of the foregoing clauses (i), (iii) or (iv), where such contravention or conflict, breach or violation would not result in a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any court or governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States and rules in connection with the offer and sale of the Shares.

(v) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Time of Sale Prospectus.

(w) Since the date of the latest audited financial statements included in the Time of Sale Prospectus, none of the Group Companies has: (i) entered into or assumed any contract, (ii) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (iv) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities) that would, in the case of any of clauses (i) through (iv) above, be material to the Group Companies taken as a whole, and that are not otherwise described in the Time of Sale Prospectus.

(x) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Group Companies has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of any Group Company.

(y) Each Group Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Group Companies, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, Time of Sale Prospectus and Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Group Companies; and any real property and buildings held under lease by each Group Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Group Companies, in each case except as described in the Registration Statement, Time of Sale Prospectus and Prospectus.

(z) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, each Group Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names currently employed by it in connection with the business now operated by it, and none of the Group Companies has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the best of the Company’s knowledge after due inquiry, the products and operations of any Group Company that are material to the business of any Group Company or are otherwise referenced in the Registration Statement, Time of Sale Prospectus and Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person.

(aa) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, each Group Company possesses all necessary licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, permits, reports to and filings, with any court (whether at the national or local level) or issued by the appropriate domestic or foreign governmental agency or body or any stock exchange authority or any other regulatory body having jurisdiction over each Group Company and its respective assets and properties, for each Group Company to conduct its respective businesses as currently conducted; each of the Group Companies is in compliance in all material respects with the terms and conditions of all such licenses, consents, certificates, authorizations, approvals, orders and permits; all of such licenses, consents, certificates, authorizations, approvals, orders and permits are valid and in full force and effect; none of such licenses, consents, certificates, authorizations, approvals, orders and permits contains any materially burdensome restrictions or conditions not described in the Registration Statement, Time of Sale Prospectus and Prospectus; none of the Group Companies has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, approval, order or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; none of the Group Companies has any reason to believe that any such license, consent, certificate, authorization, approval, order or permit will not be renewed in the ordinary course.

(bb) Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, no material relationships, direct or indirect, or material transactions exist between any of the Group Companies on the one hand and their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand.

(cc) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency having jurisdiction over any of the Group Companies (the “Governmental Authorization”) required for the Company’s and the Subsidiaries’ contractual arrangements and agreements with the PRC Affiliated Companies and/or certain of their shareholders and the operations of the PRC Affiliated Companies (collectively, the “VIE Structure”) and the execution, delivery and performance of the documents in connection therewith (the “Structuring Documents”) and of the material agreements filed as an exhibit to the Registration Statement (the “Material Agreements”) have been made or unconditionally obtained in writing and no such Governmental Authorization is subject to any condition precedent which has not been fulfilled or performed. None of the Structuring Documents or Material Agreements and none of the transactions comprising the VIE Structure has been revoked and no such revocation is pending or threatened. Each of the Structuring Documents and Material Agreements has been entered into prior to the date thereof in compliance with all applicable laws and regulations and constitutes a valid and legally binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(dd) The VIE Structure and the execution, delivery and performance of the Structuring Documents and Material Agreements and the consummation of the transactions contemplated thereby did not and do not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which any Group Company is a party or by which any Group Company or their respective properties, operations or assets may be bound, (ii) violate or conflict with the Memorandum and Articles of Association, business licenses or other constitutive documents of any Group Company, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any court or governmental agency or body except (in the case of clauses (i) and (iii) above) as would not have a Material Adverse Effect.

(ee) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, none of the Group Companies is prohibited, directly or indirectly, from (i) paying any dividends or making any other distribution on such Subsidiary’s equity interest, (ii) repaying to the Company any loan, (iii) making advances to the Company, or (iv) transferring any of its property or assets to the Company or any other Subsidiaries of the Company; except as set forth in the Registration Statement, Time of Sale Prospectus and Prospectus, all dividends and other distributions declared and payable upon the equity interests in the Company’s Subsidiaries may be converted into foreign currency that may be freely transferred out of the PRC or its jurisdiction of incorporation and all such dividends and other distributions are not and to the best of their knowledge will not be subject to withholding or other taxes under the laws and regulations of the PRC or its jurisdiction of incorporation and otherwise free and clear of any other tax, withholding or deduction in the PRC or its jurisdiction of incorporation, in each case without the necessity of obtaining any Governmental Authorization in the PRC or its jurisdiction of incorporation.

(ff) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares in cash may be freely transferred out of the Cayman Islands and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands.

(gg) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(hh) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ii) Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company does not believe it will be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year; and the Company has no plans or intentions to become a PFIC in the future.

(jj) None of the Group Companies or, to the best knowledge of the Company after due inquiry, any director, officer, agent, employee or affiliate of the Company or any other Group Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(kk) None of the Group Companies and, to the best knowledge of the Company after due inquiry, none of its respective officers, directors, managers, agents or employees has directly or indirectly made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC or the Cayman Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would, after the registration of the Shares and American Depositary Shares under the Exchange Act be prohibited under applicable law, rule or regulation of any relevant locality, including but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not have a Material Adverse Effect.

(mm) Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, the Company has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers, employees and Directed Share Participants that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer, employee and Participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(nn) The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) of the PRC on August 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The Company has fully communicated such legal advice from its PRC counsel to each of its directors who signed the Registration Statement and each director has confirmed that he or she understands such legal advice. Except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, the issuance and sale of the Ordinary Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the NASDAQ Global Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or at Closing Date or an Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.

(oo) The Company shall comply with the applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and shall use its reasonable efforts to cause its directors, officers, option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder named in the Company’s share register, option holder, director and officer that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(pp) The consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, Time of Sale Prospectus and Prospectus present fairly, in all material respects, the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified; and (i) such financial statements have been prepared in conformity with U.S. generally accepted accounting principles on a consistent basis throughout the period involved and (ii) Deloitte Touche Tohmatsu CPA Ltd., who have expressed an opinion on the financial statements of the Company based on their audits, are independent auditors with respect to the Company within the meaning of the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(qq) The section of the Registration Statement, Time of Sale Prospectus and Prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” accurately and fairly describes in all material respects (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(rr) The description set forth in the Registration Statement, Time of Sale Prospectus and Prospectus in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any of the Group Companies such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Group Companies, taken as a whole, or the availability thereof or the requirements of the Group Companies for capital resources, is true and correct in all material respects. As used in this subsection, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(ss) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(tt) Each Group Company (i) is in compliance with any and all applicable local, domestic and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(uu) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(vv) Each of the Group Companies has filed with all appropriate taxing authorities all income, franchise or other material tax returns required to be filed through the date hereof and no tax deficiency has been determined adversely to any of the Group Companies which has had (nor do any of the Group Companies have any knowledge of any tax deficiency which, if determined adversely to any of the Group Companies, might individually or in the aggregate have) a Material Adverse Effect.

(ww) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, British Virgin Islands or any political subdivision or taxing authority thereof in connection with (1) the execution, delivery or performance of this Agreement or the Deposit Agreement; (2) the issuance, sale or delivery of the Shares to the Underwriters whether in the form of Ordinary Shares or American Depositary Shares or (3) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares and related ADRs.

(xx) There are no legal or governmental proceedings pending or, to the best of the Company’s knowledge after due inquiry, threatened to which any Group Company is a party or to which any of the properties of any Group Company that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(yy) None of the Group Companies nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement and the Deposit Agreement is valid and binding under the laws of the PRC and the Cayman Islands.

(zz) Any statistical, industry-related and market-related data included in the Registration Statement, Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(aaa) No material labor dispute with the employees of any Group Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any Group Company’s principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(bbb) Each Group Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; none of the Group Companies has been refused any insurance coverage sought or applied for; and none of the Group Companies has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ccc) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares in any New

York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(ddd) Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by (i) the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, or (ii) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(eee) There are no contracts, agreements or understandings between the Group Companies and any person that would give rise to a valid claim against the Group Companies or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Group Companies or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(fff) There are no affiliations or associations between (i) any member of FINRA and (ii) any of the Group Companies or any of the Group Companies’ officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus.

(ggg) The American Depositary Shares have been approved for listing on the NASDAQ Global Market, subject to official notice of issuance.

(hhh) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(iii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(jjj) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact (the “Attorney-in-Fact”) to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable laws and regulations, or the certificate of incorporation, by-laws or other constitutive documents of such

Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share register in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a Material Adverse Effect. Such Selling Shareholder is not prompted by any information concerning any Group Company which is not set forth in the Time of Sale Prospectus and the Prospectus to sell its Shares pursuant to this Agreement.

(g) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) do not apply to statements or omissions in the Registration Statement, Time of Sale Prospectus or Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(h) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Registration Statement, Time of Sale Prospectus and Prospectus (and which have been complied with).

(i) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter, bylaws or similar constitutive documents of such Selling Shareholder, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder.

(k) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by such Selling Shareholder or the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable foreign or domestic securities laws in connection with the purchase and sale of the Shares by the Underwriters.

(l) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Shareholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(m) There are no affiliations or associations between any member of FINRA and such Selling Shareholder, except as disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus or as set forth in a questionnaire completed by such Selling Shareholder and delivered to the Representatives prior to the date of this Agreement; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with”, as such terms are used in the Rules of FINRA) such member.

(n) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to any free writing prospectus and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

(o) Except as described in the Registration Statement, Time of Sale Prospectus and Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, British Virgin Islands or any political subdivision or taxing authority thereof in connection with the sale or delivery of such Selling Shareholder’s Shares to the Underwriters.

Any certificate signed by any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the Shares shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3. Agreements to Sell and Purchase.

(a) The Company and each Selling Shareholder hereby agree to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $[•] per American Depositary Share (the “Purchase Price”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,500,000 Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the number of

Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten (10) business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(c) (i) The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending one hundred eighty (180) days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares (other than a registration statement on Form S-8).

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) transactions by a Selling Shareholder relating to Ordinary Shares, American Depositary Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, American Depositary Shares or other securities acquired in such open market transactions, (iii) the issuance by the Company of Ordinary Shares issuable upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that has been described in the Time of Sale Prospectus or of which the Underwriters have been advised in writing, provided such recipients shall agree in writing for the benefit of the

Underwriters, in form and substance satisfactory to the Representatives, to be subject to restrictions identical to those contained in the preceding paragraph, or (iv) the grant or issuance by the Company of options, shares, restricted shares, restricted share units, share appreciation rights, performance units or performance shares under its equity plans in existence as of the date hereof and the shares or other securities issued upon exercise or conversion of any of the foregoing, provided such recipients shall agree in writing for the benefit of the Underwriters, in form and substance satisfactory to the Representatives, to be subject to restrictions identical to those contained in the preceding paragraph.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive such extension in writing. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(ii) Additionally, the Company agrees that, without the prior written consent of the Representatives, it will not waive any lock-up provisions of any agreements between the Company and any of its stockholders or release any of its stockholders from lock-up agreements between the Company and such stockholders prior to the expiration of the terms of such lock-up provisions or agreements.

4. Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares in the form of American Depositary Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $[•] per American Depositary Share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per American Depositary Share under the Public Offering Price.

5. Payment and Delivery.

(a) Payment for the Firm Shares to be sold by each Seller shall be made to each Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at

[10:00 a.m.], New York City time, on [•], 2007, or at such other time on the same or such other date, not later than [•], 2007, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [10:00 a.m.], New York City time, on an Option Closing Date or at such other time on the same or on such other date, in any event not later than [•], 2007 as shall be designated in writing by the Representatives.

(c) ADRs evidencing the American Depositary Shares representing the Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. ADRs evidencing the American Depositary Shares representing the Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares or the corresponding American Depositary Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Sellers’ and the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date or an Option Closing Date, as the case may be, are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or an Option Closing Date, as the case may be, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Group Companies, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated the Closing Date or an Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or an Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or an Option Closing Date, as the case may be. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, a certificate, dated the Closing Date or an Option Closing Date, as the case may be, and signed by an Attorney-in-Fact of the Selling Shareholders, to the effect that the representation and warranties of the Selling Shareholders contained in this Agreement are true and correct as of the Closing Date or an Option Closing Date, as the case may be, and that the Selling Shareholders have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or an Option Closing Date, as the case may be.

(d) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Latham & Watkins, U.S. counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit B.1.

(e) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit B.2.

(f) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder, Cayman Islands counsel for the Company, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit B.3.

(g) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Latham & Watkins, U.S. counsel for the Selling Shareholders, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit C.1.

(h) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder, British Virgin Islands counsel for Mambo Fiesta Limited, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit C.2.

(i) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder, British Virgin Islands counsel for Global Gateway Investment Limited, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit C.3.

(j) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder, British Virgin Islands counsel for Broad Cosmos Enterprises Ltd., dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit D.1.

(k) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Maples and Calder, British Virgin Islands counsel for AirMedia International Ltd., dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit D.2.

(l) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Li & Partners, Hong Kong Special Administrative Region counsel for Air Media (China) Limited (Hong Kong), dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit D.3.

(m) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, U.S. counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(n) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(o) The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Clifford Chance LLP, counsel for the Depositary, dated the Closing Date or an Option Closing Date, as the case may be, to the effect set forth in Exhibit E.

(p) The Underwriters shall have received, on each of (1) the date hereof, (2) the date on which the first sale of the Shares is confirmed if such date is not the same as the date hereof, and (3) the Closing Date or an Option Closing Date, as the case may be, a letter dated the date hereof, the date on which the first sale of the Shares is confirmed, the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Touche Tohmatsu CPA Ltd., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(q) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and shareholders, officers, directors,, and holders of options or warrants to purchase securities of the Company relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date or an Option Closing date, as the case may be.

(r) The American Depositary Shares representing the Shares have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(s) The Registration Statement shall have become effective not later than [•] p.m. (New York City time) on the date hereof.

(t) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) by [10:00 p.m.], Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(u) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(v) No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(w) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(x) As applicable, on the Closing Date or an Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, five (5) signed copies of the Registration Statement and the ADS Registration Statement (including in each case exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g) To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three (3) month restriction on sale, transfer, assignment, pledge or hypothecation imposed by FINRA under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

(j) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(k) The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(l) The Company will not directly or indirectly use the proceeds of the sale of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any Group Company, joint venture partner or other person or entity, for the purpose of funding activities or business with any government, individual or entity that is the subject of any OFAC-administered sanctions, or in a manner that would otherwise cause any person (including, without limitation, the underwriters and purchasers of the ADRs) to violate any U.S. sanctions administered by OFAC.

(m) In order to document an exemption to backup withholding with respect to the transactions herein contemplated, the Company agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Such Selling Shareholder has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

(b) In order to document an exemption to backup withholding with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the related American Depositary Shares under state securities laws and all expenses in connection with the qualification of the Shares and any related American Depositary Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) the preparation, printing and distribution of one or more versions of the Time of Sale Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters), (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vii) the cost of printing certificates representing the Shares or ADRs, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the American Depositary Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, (xi) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution”, Section 12 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the

Securities Act, or the Prospectus or any amendments or supplements thereto, any “road show” (as defined in Rule 433) not constituting a free writing prospectus or any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Shares and ADRs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages, liabilities or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein which information is limited to the information set forth in Section 11(g).

(b) The Selling Shareholders, severally but not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendments or supplements thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in any case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any broadly available road show, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto. The liability of each of the Selling Shareholders under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the ADSs sold by it under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives by or on behalf of the Underwriter expressly for inclusion therein, which information is limited to the information set forth in Section 11(h).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 11(a), and by the Company, in the case of parties indemnified pursuant to Section 11(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph is several and shall be limited to an amount equal to the aggregate Public Offering Price of the ADSs representing the Shares sold by such Selling Shareholder under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h) The Underwriters severally confirm and the Sellers acknowledge and agree that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any other issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto.

12. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (“Morgan Stanley Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Morgan Stanley Entity.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 12(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 12(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan

Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 12(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 12(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

13. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended or minimum prices shall have been established on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities or a declaration of a national emergency or war by the United States, the PRC or the Cayman Islands, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or a material adverse change in general economic, political or financial conditions that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, Time of Sale Prospectus or Prospectus.

14. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

15. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Sellers irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Shares or the American Depositary Shares. The Company and each Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any Seller has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Sellers irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Sellers hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, NY 10011, the United States of America, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Sellers waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Sellers represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Sellers agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each of the Sellers with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Sellers agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

17. Foreign Taxes. All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, the PRC or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands or the PRC other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

18. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

19. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each of the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company and Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial and based on arms-length negotiations, (iii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iv) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. The Company and each of the Selling Shareholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

20. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23. Notices. All statements, requests, notices and agreements shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives c/o Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: Head of Capital Markets, with a copy to the Legal Department and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 11(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); and, if to the Company, shall be delivered, mailed or sent to Herman Man Guo, Chief Executive Officer, with a copy to Chen Liang, Legal Counsel, AirMedia Group Inc., Room 707, No. 8 Yong An Dong Li Jianguomen Wai, Chaoyang District, Beijing, China 100022, with a copy to Julie Z. Gao, Latham & Watkins, 41/F One Exchange Square, 8 Connaught Place, Central, Hong Kong; and if to the Selling Shareholders shall be delivered, mailed or sent to [    ].

24. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Sections 11 and 12 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

25. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 25, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

26. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

27. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

28. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

29. Sophisticated Parties. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Sections 11 and 12, and is fully informed regarding said provisions.

Very truly yours,

AirMedia Group Inc.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Name:
Title:	Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. International plc Lehman Brothers Inc.
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:

By:	Lehman Brothers Inc.

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold
Mambo Fiesta Limited
Global Gateway Investment Limited

Total:

II-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. International plc
Lehman Brothers Inc.
CIBC World Markets Corp.
Susquehanna Financial Group, LLLP

Total:

III-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued October 24, 2007

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act, including a final term sheet]

3.	[free writing prospectus containing a description of terms that does not reflect final terms]

4.	[orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

III-1

EXHIBIT A

LOCK-UP LETTER

                    , 2007

Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

USA

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. International plc (“Morgan Stanley”) and Lehman Brothers Inc. (“Lehman Brothers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AirMedia Group Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley and Lehman Brothers (the “Underwriters”), of certain number of ordinary shares par value $0.001 per share of the Company (the “Ordinary Shares”) in the form of American Depositary Shares (“ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, any ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to Ordinary Shares, ADSs or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares, ADSs or other securities acquired in such open market transactions. In addition, the foregoing sentence shall not apply to transfers of Ordinary Shares or ADSs by the undersigned to immediate family members of the undersigned, or trusts for the sole benefit of or entities wholly owned by the undersigned or her immediate family members, provided such transferees sign and deliver a lock-up letter substantially in the form of this letter. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or ADSs except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Underwriters that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

2

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

3

EXHIBIT B.1

OPINION OF LATHAM & WATKINS

U.S. COUNSEL FOR THE COMPANY

EXHIBIT B.2

OPINION OF COMMERCE & FINANCE LAW OFFICES

PRC COUNSEL FOR THE COMPANY

EXHIBIT B.3

OPINION OF MAPLES AND CALDER

CAYMAN ISLANDS COUNSEL FOR THE COMPANY

EXHIBIT C.1

OPINION OF LATHAM & WATKINS

U.S. COUNSEL FOR THE SELLING SHAREHOLDERS

EXHIBIT C.2

OPINION OF MAPLES AND CALDER

BRITISH VIRGIN ISLANDS COUNSEL FOR MAMBO FIESTA LIMITED

EXHIBIT C.3

OPINION OF MAPLES AND CALDER

BRITISH VIRGIN ISLANDS COUNSEL FOR

GLOBAL GATEWAY INVESTMENT LIMITED

EXHIBIT D.1

OPINION OF MAPLES AND CALDER

BRITISH VIRGIN ISLANDS COUNSEL FOR

BROAD COSMOS ENTERPRISES LTD.

EXHIBIT D.2

OPINION OF MAPLES AND CALDER

BRITISH VIRGIN ISLANDS COUNSEL FOR

AIRMEDIA INTERNATIONAL LTD.

EXHIBIT D.3

OPINION OF LI & PARTNERS

HONG KONG SPECIAL ADMINISTRATIVE REGION COUNSEL FOR

AIR MEDIA (CHINA) LIMITED (HONG KONG)

EXHIBIT E

OPINION OF CLIFFORD CHANCE LLP

COUNSEL FOR THE DEPOSITARY